UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2007

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 20, 2007, Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) entered into (collectively, the “Employment Agreements”): (i) an Employment Agreement with John B. Kilroy, Jr., pursuant to which Mr. Kilroy agreed to continue serving the Company as Chief Executive Officer and President, and as a member of the Board of Directors of the Company (the “Board”), if elected; (ii) an Employment Agreement with Jeffrey C. Hawken, pursuant to which Mr. Hawken agreed to continue serving the Company as Executive Vice President and Chief Operating Officer; and (iii) an Employment Agreement with Richard E. Moran Jr., pursuant to which Mr. Moran agreed to continue serving the Company as Executive Vice President, Chief Financial Officer and Secretary. Each Employment Agreement is effective as of January 1, 2007 (the “Effective Date”).

The Employment Agreements supersede the previous employment agreements by and between the Company, the Operating Partnership and Messrs. Kilroy, Hawken, and Moran (the “Executives”), respectively, which each became effective as of January 1, 1997. Copies of the Employment Agreements are filed with this report as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3. The summary of the Employment Agreements provided herein is qualified in its entirety by reference to the text of the Employment Agreements, which is incorporated herein by reference.

Term

Each of the Employment Agreements has an initial term beginning on the Effective Date and ending on December 31, 2009. On December 31, 2009 and on each December 31 thereafter, the term of each Employment Agreement will automatically extend for one additional year, unless either the Company or the Executive gives written notice of non-extension at least ninety (90) days before such December 31, whereupon the Employment Agreement will terminate on such December 31.

Compensation

In consideration for the services that Mr. Kilroy will render pursuant to Mr. Kilroy’s Employment Agreement, Mr. Kilroy is entitled to receive: (i) an annual base salary of at least $950,000; (ii) an annual cash award, which target equals $2,000,000, 25% of which may be payable in Company stock at the sole discretion of the Executive Compensation Committee of the Board (the “Committee”); and (iii) an annual stock incentive award, which target equals $3,000,000, 100% of which is payable in Company stock.

In consideration for the services that Mr. Hawken will render pursuant to the Mr. Hawken’s Employment Agreement, Mr. Hawken is entitled to receive: (i) an annual base salary of at least $550,000; (ii) an annual cash award, which target equals $750,000, 25% of which may be payable in Company stock at the sole discretion of the Committee; and (iii) an annual stock incentive award, which target equals $1,500,000, 100% of which is payable in Company stock.

In consideration for the services that Mr. Moran will render pursuant to Mr. Moran’s Employment Agreement, Mr. Moran is entitled to receive: (i) an annual base salary of at least $500,000; (ii) an annual cash award, which target equals $600,000, 25% of which may be payable in Company stock at the sole discretion of the Committee; and (iii) an annual stock incentive award, which target equals $1,000,000, 100% of which is payable in Company stock.

The Executives are also generally entitled to participate in all compensation plans and programs offered by the Company to its executive officers, including outperformance incentive award plans, and in all benefit plans and programs offered by the Company to its executive officers and its employees. The Executives are also eligible to receive certain perquisites pursuant to policies implemented by the Board and the Committee, including, for example, a reasonable automobile allowance.

Termination of Employment by the Company Without Cause or by the Relevant Executive for Good Reason

In the event that the employment of an Executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable Employment Agreement), such terminated Executive is entitled to receive the following payments and benefits (together with the Severance Payment, the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for the terminated Executive, his spouse and his dependents, as applicable, for three years after the date of termination, at the expense of the Company, except that if the Company cannot secure continuation health coverage for Mr. Moran (or health coverage under a separate health plan) at commercially reasonable rates, as determined in the sole discretion of the Committee, after the end of the applicable COBRA coverage period, then the Company shall pay Mr. Moran, in lieu of such health coverage, $50,000 for each of the three years after the date of his termination (the “Moran Health Benefits”). In addition, each Executive is entitled to receive a severance payment (the “Severance Payment”) equal to (i) three times annual base salary, and (ii) three times the average of the two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock incentive award target as detailed for each Executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the Executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination.

As defined in the Employment Agreements, Good Reason includes the right of the Executives to terminate employment with the Company in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by the Company of the term of the Employment Agreements (as described further above) will be deemed a termination of the relevant Executive’s employment without Cause.

Termination of Employment Upon Retirement, Death or Disability

In the event that the employment of an Executive is terminated due to his retirement or death, such terminated Executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal (a) his annual base salary and (b) the average of his two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock incentive award target as detailed for each Executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the Executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination, and (ii) if the Executive is Mr. Moran, he will have the opportunity to receive the Moran Health Benefits only upon retirement and not upon death.

In the event that the employment of an Executive is terminated due to his disability, such terminated Executive is entitled to receive the Termination Benefits, except that his Severance Payment shall equal (i) two times his annual base salary and (ii) two times the average of his two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock incentive award target as detailed for each Executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the Executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination.

Change in Control Arrangements

In the event of a Change in Control of the Company, the Executives are generally entitled to receive gross-ups from the Company for any excise taxes imposed, pursuant to Section 4999 of the Internal Revenue Code, on the payments and benefits that the Executives will receive upon such Change in Control under the Employment Agreements or under any other arrangement with the Company. The Company agrees to place such gross-ups, payments and benefits in separate rabbi trusts on behalf of each Executive within thirty (30) days after the Change in Control.

Release and Covenants

The Employment Agreements require each of the Executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination.

The Executives will also be subject to (i) restrictions on competition during the term of the Employment Agreements and for one year after a Change in Control, (ii) restrictions on solicitation during the term of the Employment Agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (iii) restrictions on disclosure of confidential information during the term of the Employment Agreements and in perpetuity thereafter, and (iv) restrictions on disparaging the Company, its affiliates and agents during the term of the Employment Agreements and in perpetuity thereafter. The Executives further agree to cooperate with the Company, during the term of the Employment Agreements and thereafter, regarding any litigation to which the Company is party. If an Executive fails to comply with the restrictions on competition, solicitation, and disclosure of confidential information described above, then the Executive may forfeit all equity awards granted at or after the Effective Date and held by the Executive or his transferee at the time of such non-compliance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

List below the financial statements pro forma financial information and exhibits, if any, filed as part of this report.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement by and between the Company, the Operating Partnership and John B. Kilroy, Jr. effective as of January 1, 2007.

Exhibit 10.2	Employment Agreement by and between the Company, the Operating Partnership and Jeffrey C. Hawken effective as of January 1, 2007.

Exhibit 10.3	Employment Agreement by and between the Company, the Operating Partnership and Richard E. Moran Jr. effective as of January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: March 21, 2007
	By:	/s/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1*	Employment Agreement by and between the Company, the Operating Partnership and John B. Kilroy, Jr. effective as of January 1, 2007.

Exhibit 10.2*	Employment Agreement by and between the Company, the Operating Partnership and Jeffrey C. Hawken effective as of January 1, 2007.

Exhibit 10.3*	Employment Agreement by and between the Company, the Operating Partnership and Richard E. Moran Jr. effective as of January 1, 2007.

*	Filed herewith.